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                                                                     EXHIBIT 5.1

                          [HALE AND DORR LETTERHEAD]

                                                      November 8, 1999


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont  05701

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 8,599,899 shares of the Class A Common Stock, $.01 par value per share (the "Common Stock"), of Casella Waste Systems, Inc. (the "Company") issuable in connection with the merger of KTI, Inc. and Rutland Acquisition Sub, Inc., the Company's wholly-owned subsidiary.

         We have acted as counsel for the Company in connection with the proposed issuance of shares of Common Stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 12, 1999, as amended, by and among the Company, KTI, Inc. and Rutland Acquisition Sub, Inc. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, the stock record books of the Company, copies of the charter and by-laws of the Company, as amended and restated, and such other documents as we have deemed material to the opinion set forth below.

         Based upon the foregoing, we are of the opinion that, subject to stockholder approval of the issuance of shares of Common Stock pursuant to the Merger Agreement, the shares of Common Stock will be duly authorized by the Company


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Casella Waste Systems, Inc.
November 8, 1999
Page 2

and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion in connection with the Registration Statement.



                                                        Very truly yours,

                                                        /s/ HALE AND DORR LLP

                                                        HALE AND DORR LLP